Exhibit 23.1 – Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-101627 of Center Financial Corporation on Form S-8 of our report dated March 26, 2004, appearing in this Annual Report on Form 10-K of Center Financial Corporation for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

March 29, 2004